AMENDED AND RESTATED
                   PROPERTY ACQUISITION/DISPOSITION AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT (this "Agreement") is made and entered into as of the 1st day of October, 1998, by and between Apple Residential Income Trust, Inc., a Virginia corporation (the "Owner"), and Apple Residential Management Group, Inc., a Virginia corporation (the "Agent").

                                    RECITALS

A. The Owner and Apple Realty Group, Inc., a Virginia corporation, entered into a certain Property Acquisition/Disposition Agreement dated as of November 1, 1996 (the "Original Agreement"), under which Apple Realty Group, Inc. was to provide services to the Owner in connection with the acquisition and disposition of residential apartment complexes in exchange for the compensation described in the Original Agreement.

B. As of March 1, 1997, Cornerstone Realty Income Trust, Inc., a Virginia corporation ("Cornerstone"), acquired all the assets of Apple Realty Group, Inc., consisting primarily of the Original Agreement, and in connection with such acquisition agreed to perform the services of the agent under the Original Agreement, in exchange for the compensation described in the Original Agreement.

C. As of the date hereof, the Agent acquired the Original Agreement from Cornerstone and in connection with such acquisition agreed to perform the services of the agent under the Original Agreement, in exchange for the compensation described in the Original Agreement.

D. In exchange for the Owner's consent to the transfer of the Original Agreement from Cornerstone to the Agent, the Owner desires to enter into an amendment and restatement of the Original Agreement and the Agent is willing to enter into such Amended and Restated Agreement.

E. The Owner conducts business as a "real estate investment trust," and, in connection therewith, plans to, from time to time, acquire and dispose of real property, including particularly residential apartment complexes (hereinafter referred to individually as a "Property" and collectively as the "Properties").

F. The Owner desires to use the services of Agent as a broker in connection with the acquisition and disposition of the Properties on the terms set forth in this Agreement.

G. The Owner and the Agent desire to enter into this Agreement for the purposes herein contained.

         NOW, THEREFORE, in consideration of the promises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. Engagement of Agent as Broker for the Properties. The Owner hereby engages the Agent as a broker in connection with the purchase and sale of the Properties, upon the conditions and for the term and compensation herein set forth. All or any portion of the services being performed by the Agent may be contracted or subcontracted by the Agent to another company, provided that such company agrees to be bound by the terms of this Agreement.

         2.       Term of Agreement; Renewal.

                  (a) Subject to Section 2(b), this Agreement shall be valid for an initial term of five (5) years beginning November 1, 1996. Unless either party by written notice sent to the other party at least sixty (60) days before the end of any 5-year term hereof elects not to renew this Agreement, this Agreement shall renew automatically for successive terms of five (5) years on the same terms as contained herein.

                  (b) This Agreement may be terminated by either party by written notice sent to the other party at least two (2) weeks before the effective date of such termination. Notice of termination shall be made to the parties as follows, or at such other address as a party may subsequently designate in writing to the other party:

         If to the Owner:           Apple Residential Income Trust, Inc.
                                    Old City National Bank Building
                                    120 W. Third Street, Suite 220
                                    Fort Worth, TX  76102

         If to the Agent:           Apple Residential Management Group, Inc.
                                    306 East Main Street
                                    Richmond, VA  23219

         3. Acceptance of Engagement. The Agent hereby accepts its engagement as a broker for the purchase and sale of the Properties and agrees to perform all services necessary to effectuate such purchases and sales which are customarily provided by commercial real estate brokers, and, without limitation, the Agent agrees:

                  (a) To supervise, on behalf of the Owner, the preparation of contracts of purchase or sale for each Property, on such terms as are specified by the Owner or its duly authorized representatives, and all other documents related thereto or required to effectuate such purchase or sale;

                  (b) To coordinate the activities of, and act as liaison between the Owner and independent professionals connected with the purchase or sale of a Property, including attorneys, appraisers, engineers, inspectors, lenders, if any, and others;

                  (c) To assist the Owner and its authorized representatives in satisfying any conditions precedent to the purchase or sale of a Property, which shall include contracting on behalf of the Owner with any third parties whose services are required to close any such purchase or sale;

                  (d) To represent the Owner at the closing of the purchase or sale of a Property, to coordinate the activities of professionals and other third persons connected with such closing, and to supervise the compliance by the Owner with all requirements and customary actions associated with such purchase or sale, including, without limitation, the obtaining of property title insurance, the delivery and recordation of deeds and other instruments of conveyance, and the delivery and recordation, as required, of any documents evidencing loans obtained or made by the Owner;

                  (e) Generally to act on behalf of the Owner in connection with such purchase or sale as a commercial real estate broker would customarily act with respect to such transaction, including the provision of such additional services as would normally be provided by such a person.

         4. Indemnification. The Owner hereby agrees to indemnify and hold harmless the Agent against and in respect of any loss, cost or expense (including reasonable investigative expenses and attorneys' fees), judgment, award, amount paid in settlement, fine, penalty and liability of any and every kind incurred by or asserted against the Agent by reason of or in connection with the engagement of the Agent hereunder, the performance by the Agent of the services described herein or the occurrence or existence of any event or circumstance which results or is alleged to have resulted in death or injury to any person or destruction of or damage to any property and any suit, action or proceeding (whether threatened, initiated or completed) by reason of the foregoing; provided, however, that no such indemnification of the Agent shall be made, and the Agent shall indemnify and hold the Owner harmless against, and to the extent of, any loss that a court of competent jurisdiction shall, by final adjudication, determine to have resulted from willful misconduct, gross negligence or fraud by or on the part of the Agent.

         5. Compensation of Agent. The Owner shall pay to the Agent a real estate commission in connection with each purchase of a Property in an amount equal to two percent (2%) of the gross purchase price of the Property (which does not include amounts budgeted for repairs and improvements), in consideration of the Agent (or any person with whom the Agent subcontracts or contracts hereunder) performing the services provided for in this Agreement in connection with the purchase of the Property, provided, that if indebtedness is assumed or incurred in connection with the acquisition, the fee that would have been payable with respect to the portion of the purchase price represented by such indebtedness shall not be payable until such time, if ever, that such indebtedness is repaid with the proceeds of the sale of the Owner's common shares or other equity financing. In consideration of the Agent (or any person with whom the Agent subcontracts or contracts hereunder) performing the services provided for in this Agreement in connection with the sale of a Property, the Owner shall pay to the Agent the following: a real estate commission in connection with the sale of a Property in an amount equal to two percent (2%) of the gross sales price of the Property, if, but only if, the sales price of the Property exceeds the sum of (A) the Company's cost for the Property (consisting of the original purchase price plus all capitalized costs and expenditures connected with the Property), without any reduction for depreciation, and (B) ten percent (10%) of such cost. If the sales price of the Property does not equal such amount, the Agent shall be entitled only to payment by the Company of its "direct costs" incurred in marketing such property (where "direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities), allocable to services in marketing such property. If the two percent (2%) real estate commission is payable in connection with sale of a Property, the Agent shall not also be paid the reimbursement of its "direct costs" as described in the preceding sentence. If the person from whom the Owner purchases or to whom the Owner sells a Property pays any fee to the Agent, such amount shall decrease the amount of the Owner's obligation to the Agent. Furthermore, the Agent shall not be entitled to any real estate commission in connection with a sale of a Property by the Owner to Cornerstone Realty Income Trust, Inc. or any Affiliate or the Agent (where "Affiliate" has the meaning specified in the Prospectus of the Owner dated November 16, 1996), but the Agent will, in such case, be entitled to payment by the Owner of its direct costs in such regard.

         6. Power of Attorney. The Owner hereby makes, constitutes and appoints the Agent its true and lawful attorney-in-fact, for it and in its name, place and stead and for its use and benefit to sign, acknowledge and file all documents and agreements (other than contracts for purchase or sale of a Property, promissory notes, mortgages, deeds of trust or other documents or instruments which would bind the Owner to purchase or sell a Property, result or evidence the incurrence of debt by the Owner, or encumber a Property) necessary to perform or effect the duties and obligations of the Agent under the terms of this Agreement. The foregoing power of attorney is a special power of attorney coupled with an interest. It shall terminate when this Agreement terminates as provided herein.

         7. Relationship of Parties. The parties agree and acknowledge that the Agent is and shall operate as an independent contractor in performing its duties under this Agreement, and shall not be deemed an employee of the Owner.

         8. Entire Agreement. This Agreement represents the entire understanding between the parties hereto with regard to the transactions described herein and may only be amended by a written instrument signed by the party against whom enforcement is sought.

         9. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           THE OWNER:

                                           APPLE RESIDENTIAL INCOME TRUST, INC.,
                                                    a Virginia corporation

                                           By: S.J. Olander
                                              ---------------------------------

                                           Title: Secretary
                                                 ------------------------------
                                           THE AGENT:
                                           APPLE RESIDENTIAL MANAGEMENT GROUP,
                                                INC., a Virginia corporation

                                           By: Glade M. Knight
                                              ---------------------------------

                                           Title: President
                                                 ------------------------------